Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus on Form S-4 of EMT Corp. of our report dated August 8, 2001 relating to the financial statements of EMT Corp., which appear in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
April 28, 2003